     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2000
                                                              FILE NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ------------------------------

                                PURCHASESOFT, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             13-2897997
 (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                7301 OHMS LANE, SUITE 220, EDINA, MINNESOTA 55439
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

             ---------------------------------------------------------

                               PURCHASESOFT, INC.
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                              JEFFREY B. PINKERTON
                      Chief Executive Officer and President
                               PURCHASESOFT, INC.
                            7301 Ohms Lane, Suite 220
                             Edina, Minnesota 55439
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (612) 941-1500
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                           ----------------------------

                                   COPIES TO:

                               JULIO E. VEGA, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              PROPOSED            PROPOSED
                                           AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF                      TO BE          OFFERING PRICE        AGGREGATE         REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE       OFFERING PRICE (1)         FEE
-----------------------------------  ------------------  -----------------  -------------------   ------------------
 Common Stock,
 $.01 par value...................        1,000,000           $3.22             $3,220,000.00          $850.08
====================================================================================================================



(1) THE PROPOSED MAXIMUM OFFERING PRICE HAS BEEN ESTIMATED PURSUANT TO RULE 457(h) SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. IT IS NOT KNOWN HOW MANY SHARES WILL BE PURCHASED UNDER THE PLAN OR AT WHAT PRICE SUCH SHARES WILL BE PURCHASED. THE ESTIMATE OF THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE HAS BEEN CALCULATED BASED ON THE OFFERING OF 1,000,000 SHARES AT AN EXERCISE PRICE OF $3.22 PER SHARE, WHICH IS THE AVERAGE OF THE BID AND ASK PRICE REPORTED ON THE OVER THE COUNTER BULLETIN BOARD ON APRIL 17, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is filed by PurchaseSoft, Inc., a Delaware corporation (the "Company" or the "Registrant") in connection with the registration of 1,000,000 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), which Shares are being registered as additional securities to the 3,500,000 shares of common stock, $0.01 par value per share, of the Company that were previously registered on the Company's Form S-8 filed February 19, 1999 (File No. 333-72633) (the "Prior Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein.




The following exhibits are filed as part of this Registration Statement:

4.1      Certificate of Incorporation of the Company. (1)

4.2      By-laws of the Company. (1)

4.3      The Company's 1997 Stock Option Plan. (2)

4.4      Amendment to 1997 Stock Option Plan.

5.0 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

23.1     Consent of Bingham Dana LLP (included in Exhibit 5.0).

23.2     Consent of PricewaterhouseCoopers LLP.

24.0     Power of Attorney (included in signature page to Registration
         Statement).


(1) Incorporated by reference to the Company's Report on Form 8-K, filed on November 25, 1998.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on this 18 day of April, 2000.

                                     PURCHASESOFT, INC.


                                     By:  /s/ Jeffrey B. Pinkerton
                                         --------------------------------------
                                          Jeffrey B. Pinkerton
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Jeffrey B. Pinkerton and Philip D. Wolf and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                                    TITLE                                       DATE
       -----------                                  -------                                     ------

/s/ Jeffrey B. Pinkerton
---------------------------                  Chief Executive Officer,  President and
Jeffrey B. Pinkerton                         Director (Principal Executive Officer)         April 18, 2000



/s/ Philip D. Wolf
---------------------------                  Chief Financial  Officer,  Treasurer           April 18, 2000
Philip D. Wolf                               and Assistant  Secretary  (Principal
                                             Financial and Accounting Officer)



/s/ J. Murray Logan
---------------------------                  Chairman of the Board of Directors             April 18, 2000
J. Murray Logan



/s/ Brad I. Markowitz
---------------------------                  Director                                       April 18, 2000
Brad I. Markowitz



/s/ Donald S. LaGuardia
---------------------------                  Director                                       April 18, 2000
Donald S. LaGuardia


                                INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                         DESCRIPTION                                            PAGE NO.
--------                       -------------                                         -----------

4.1        Certificate of Incorporation of the Company. (1)

4.2        By-laws of the Company. (1)

4.3        The Company's 1997 Stock Option Plan. (2)

4.4        Amendment to 1997 Stock Option Plan.                                            5

5.0        Opinion and Consent of Bingham Dana LLP with respect to the legality            6
           of the shares being registered.

23.1       Consent of Bingham Dana LLP (included in Exhibit 5.0).                          6

23.2       Consent of PricewaterhouseCoopers LLP.                                          7

24.0       Power of Attorney (included in signature page to Registration Statement).       3



(1) Incorporated by reference to the Company's Report on Form 8-K, filed on November 25, 1998.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997.